Exhibit 99.1

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT REPORTS FOURTH QUARTER AND FULL YEAR 2012 RESULTS

Fourth quarter revenue up 3% sequentially and 17% year-over-year;

Annual revenue of $7.35 billion, up 20% year-over-year;

Provides guidance for 2013 revenue growth of at least 17%

TEANECK, N.J., February 7, 2013 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its fourth quarter and full year 2012 financial results.

Highlights – Fourth Quarter 2012

•	Quarterly revenue rose to $1.95 billion, up 17.1% from the year-ago quarter and 3.0% sequentially.

•	Quarterly diluted EPS on a GAAP basis was $0.92, compared to $0.78 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense, was $0.99, compared to $0.84 in the year-ago quarter.

•	Net headcount addition for the quarter exceeded 6,300; year-end headcount was approximately 156,700.

Revenue for the fourth quarter of 2012 rose to $1.95 billion, up 17.1% from $1.66 billion in the fourth quarter of 2011. GAAP net income was $278.8 million, or $0.92 per diluted share, compared to $240.1 million, or $0.78 per diluted share, in the fourth quarter of 2011. Diluted EPS on a non-GAAP basis was $0.99. GAAP operating margin for the quarter was 18.3%. Excluding stock-based compensation expense of $27.4 million, non-GAAP operating margin was 19.7%, within the Company’s targeted 19-20% range. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“We are pleased to once again deliver industry-leading revenue growth in 2012,” said Francisco D’Souza, Chief Executive Officer of Cognizant. “As we look to 2013, it is clear that secular industry shifts, new technology architectures, virtual business models and changing demographics are forcing clients to re-examine how they operate. Increasingly, clients are finding incremental levels of performance inadequate and are challenging the status quo to find ways to maintain their market leadership.”

“When confronting their business challenges, clients not only look to Cognizant to help them run their operations better, but increasingly turn to us to help them run their operations differently in order to differentiate themselves in the market and drive topline growth,” said Gordon Coburn, President of Cognizant. “Given our strong client relationships and our deep consulting and domain expertise, Cognizant is uniquely positioned to address clients’ dual mandate of ‘running better’ and ‘running different’ from one global platform.”

Highlights – Full Year 2012

•	Revenue increased to $7.35 billion, up 20.0% from the previous year.

•	Diluted EPS on a GAAP basis was $3.44, compared to $2.85 in the previous year.

•	Diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense, was $3.70, compared to $3.07 in the previous year.

•	GAAP and non-GAAP diluted EPS includes the impact of $0.05 in net non-operating foreign currency exchange loss.

Revenue for 2012 increased to $7.35 billion, up 20.0% from $6.12 billion for 2011. GAAP net income was $1.05 billion, or $3.44 per diluted share, compared to $883.6 million, or $2.85 per diluted share, for 2011. Diluted EPS on a non-GAAP basis was $3.70. GAAP operating margin was 18.5%. Excluding stock-based compensation expense of $107.4 million, non-GAAP operating margin was 20.0%. Reconciliations of these non-GAAP financial measures to GAAP operating results and diluted EPS are included in the table at the end of this release.

First Quarter & Full Year 2013 Outlook

Starting in 2013, our reported non-GAAP financial measures will exclude acquisition-related charges, including amortization of purchased intangibles, as well as stock-based compensation expense. This change is not reflected in our reported 2012 quarterly or annual results above, but is reflected in our 2013 non-GAAP guidance below.

The Company is providing the following guidance:

•	First quarter 2013 revenue anticipated to be at least $2.0 billion.

•	First quarter 2013 diluted EPS expected to be $0.92 on a GAAP basis and $1.01 on a non-GAAP basis.

•	Full year 2013 revenue expected to be at least $8.60 billion, up at least 17.0% compared to 2012. This guidance includes anticipated acquisition revenue of $90 million.

•	Full year 2013 diluted EPS expected to be at least $3.95 on a GAAP basis, and $4.31 on a non-GAAP basis.

•	EPS guidance excludes the impact of any non-operating foreign currency exchange gains or losses.

“Generating broad-based, industry leading growth of 20% within a tough demand environment of 2012 is a testament to the strength of our business model,” said Karen McLoughlin, Chief Financial Officer. “Furthermore, 2012 was a strong year of cash generation. Our cash and short-term investments balances grew by $430 million during the year, after covering over $480 million of share repurchases.”

Conference Call

Cognizant will host a conference call February 7, 2013 at 8:00 a.m. (Eastern) to discuss the Company’s quarterly and full year 2012 results. To listen to the conference call, please dial (877) 810-9510 (domestically) and (201) 493-6778 (internationally) and provide the following conference passcode: “Cognizant Call.”

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and entering 407306 from two hours after the end of the call until 11:59 p.m. (Eastern) on Thursday, February 21, 2013. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 50 delivery centers worldwide and approximately 156,700 employees as of December 31, 2012, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement our financial results presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated.

Historically, we sought to manage the company to a targeted operating margin, excluding stock-based compensation costs, of 19% to 20% of revenues. In 2013, we will continue to seek to manage the company to the same targeted operating margin, but will exclude acquisition-related charges, including amortization of purchased intangible assets, in addition to stock-based compensation expense, in setting our internal operating targets. Accordingly, in 2013, our aforementioned non-GAAP measures will also exclude acquisition-related charges. Management believes providing investors with an operating view consistent with how it manages the company provides enhanced transparency into the operating results of the company. For our internal management reporting and budgeting purposes, we use non-GAAP financial statements for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and acquisition-related charges, including amortization of purchased intangibles. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share to allow investors to evaluate such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Contact: David Nelson

VP, Investor Relations & Treasurer

201-498-8840

david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenues	$1,948,215	$1,663,707	$7,346,472	$6,121,156

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	1,150,934	970,689	4,278,241	3,538,622
Selling, general and administrative expenses	401,746	352,456	1,557,646	1,328,665
Depreciation and amortization expense	39,282	32,419	149,089	117,401

Income from operations	356,253	308,143	1,361,496	1,136,468

Other income (expense), net:
Interest income	11,417	10,868	44,514	39,249
Other, net	(1,826)	4,069	(18,414)	(6,568)

Total other income (expense), net	9,591	14,937	26,100	32,681

Income before provision for income taxes	365,844	323,080	1,387,596	1,169,149
Provision for income taxes	87,065	82,953	336,333	285,531

Net income	$278,779	$240,127	$1,051,263	$883,618

Basic earnings per share	$0.93	$0.79	$3.49	$2.91

Diluted earnings per share	$0.92	$0.78	$3.44	$2.85

Weighted average number of common shares outstanding - Basic	300,452	302,354	301,291	303,277

Weighted average number of common shares outstanding - Diluted	303,777	308,827	305,861	310,351

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	December 31,	December 31,
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$1,570,077	$1,310,906
Short-term investments	1,293,681	1,121,358
Trade accounts receivable, net of allowances of $25,816 and $24,658, respectively	1,345,661	1,179,043
Unbilled accounts receivable	183,085	139,627
Deferred income tax assets, net	201,894	109,042
Other current assets	219,896	225,530

Total Current Assets	4,814,294	4,085,506
Property and equipment, net	971,486	758,034
Goodwill	309,185	288,772
Intangible assets, net	87,475	97,616
Deferred income tax assets, net	178,824	164,192
Other noncurrent assets	160,307	113,813

Total Assets	$6,521,571	$5,507,933

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$108,707	$72,205
Deferred revenue	149,696	105,713
Accrued expenses and other current liabilities	1,118,927	1,031,787

Total Current Liabilities	1,377,330	1,209,705
Deferred income tax liabilities, net	2,777	3,339
Other noncurrent liabilities	287,081	342,003

Total Liabilities	1,667,188	1,555,047

Stockholders’ Equity	4,854,383	3,952,886

Total Liabilities and Stockholders’ Equity	$6,521,571	$5,507,933

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,				Three Months Ended December 31,
	2012 GAAP	2012 Adjustments		2012 Non-GAAP	2011 GAAP	2011 Adjustments		2011 Non-GAAP
Income from operations	$356,253	$27,444	(a)	$383,697	$308,143	$25,988	(c)	$334,131

Operating margin	18.3%	1.4	%(a)	19.7%	18.5%	1.6	%(c)	20.1%

Diluted earnings per share	$0.92	$0.07	(e)	$0.99	$0.78	$0.06	(e)	$0.84

	Twelve Months Ended December 31,				Twelve Months Ended December 31,
	2012 GAAP	2012 Adjustments		2012 Non-GAAP	2011 GAAP	2011 Adjustments		2011 Non-GAAP
Income from operations	$1,361,496	$107,355	(b)	$1,468,851	$1,136,468	$90,232	(d)	$1,226,700

Operating margin	18.5%	1.5	%(b)	20.0%	18.6%	1.4	%(d)	20.0%

Diluted earnings per share	$3.44	$0.26	(e)	$3.70	$2.85	$0.22	(e)	$3.07

Notes:

(a)	Adjustment to exclude stock-based compensation of $27,444 from income from operations of which $4,120 was reported in cost of revenues and $23,324 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(b)	Adjustment to exclude stock-based compensation of $107,355 from income from operations of which $16,773 was reported in cost of revenues and $90,582 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(c)	Adjustment to exclude stock-based compensation of $25,988 from income from operations of which $4,118 was reported in cost of revenues and $21,870 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(d)	Adjustment to exclude stock-based compensation of $90,232 from income from operations of which $15,257 was reported in cost of revenues and $74,975 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(e)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Schedule of Supplemental Information (Unaudited)

(In thousands)

	Three Months Ended December 31, 2012
			Growth %
	$	% of total	Sequential	Year over Year
Revenue by Segment:
Financial Services	$815,399	41.9%	3.4%	19.9%
Healthcare	500,090	25.7%	3.5%	9.4%
Manufacturing/Retail/Logistics	408,706	21.0%	3.1%	28.2%
Other	224,020	11.5%	0.2%	7.7%

Total Revenue	$1,948,215		3.0%	17.1%

Revenue by Geography:
North America	$1,535,859	78.8%	2.1%	15.7%
United Kingdom	206,082	10.6%	5.4%	17.1%
Rest of Europe	120,154	6.2%	12.2%	22.2%

Europe - Total	326,236	16.8%	7.8%	19.0%
Rest of World	86,120	4.4%	2.1%	38.4%

Total Revenue	$1,948,215		3.0%	17.1%

	Twelve Months Ended December 31, 2012
				Growth %
	$	% of total		Year over Year
Revenue by Segment:
Financial Services	$3,035,447	41.3%		20.5%
Healthcare	1,934,898	26.3%		19.3%
Manufacturing/Retail/Logistics	1,498,668	20.4%		25.2%
Other	877,459	11.9%		12.0%

Total Revenue	$7,346,472			20.0%

Revenue by Geography:
North America	$5,836,258	79.4%		21.5%
United Kingdom	764,936	10.4%		9.5%
Rest of Europe	430,554	5.9%		8.0%

Europe - Total	1,195,490	16.3%		8.9%
Rest of World	314,724	4.3%		42.6%

Total Revenue	$7,346,472			20.0%